EXHIBIT 99.1

                       FORM 3 JOINT FILER INFORMATION

1. Name: SW Acquisition Inc.

      Address:                  101 Columbia Road
                                Morristown, NJ  07962

      Designated Filer:         Honeywell International Inc.

      Issuer & Ticker Symbol:   Silent Witness Enterprises Ltd. (SILW)

      Date of Event
      Requiring Statement:      December 3, 2003

      Relationship to Issuer:   10% Owner


2. Name: Honeywell Limited/Honeywell Limitee

      Address:                  155 Gordon Baker Road
                                North York, Ontario M2H 3N7

      Designated Filer:         Honeywell International Inc.

      Issuer & Ticker Symbol:   Silent Witness Enterprises Ltd. (SILW)

      Date of Event
      Requiring Statement:      December 3, 2003

      Relationship to Issuer:   10% Owner